Exhibit 10.29

FORM OF AMENDMENT TO

[EMPLOYMENT/SEVERANCE] AGREEMENT

This Amendment No. [ ] (this “Amendment”), dated as of December [            ], 2008, is made by and between Goodman Global, Inc., a Delaware corporation (the “Company”) and [ ] (the “Executive”).

WHEREAS, the Company and Executive are parties to an [employment/severance] agreement dated as of [ ] (the “[Employment/Severance] Agreement”);

WHEREAS, the Company and Executive desire to amend the [Employment/Severance] Agreement in order to clarify their mutual understanding of the application of Section 409A of the Internal Revenue Code of 1986, as amended, to the [Employment/Severance] Agreement;

WHEREAS, Section[ ] of the [Employment/Severance] Agreement permits amendments in writing which are signed by the Company and Executive;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

1. Amendment to Section [ ]. The [Employment/Severance] Agreement shall hereby be amended by adding the following two sentences to the end of Section [ ]:

“For purposes of Section 409A of the Code, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Section 409A of the Code. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code: (x) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (y) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (z) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.”

2. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3. Ratification. All other provisions of the [Employment/Severance] Agreement remain unchanged and are hereby ratified by the Company and Executive.

[Signatures on next page.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment, each as of the day and year first set forth above.

Goodman Global, Inc.

By:
Name:
Title:

Executive

By:

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